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                                                                     Exhibit 8.2

                                                   October 5, 1994



Chrysler Financial Corporation
27777 Franklin Road
Southfield, Michigan  48034

Chrysler Credit Corporation
27777 Franklin Road
Southfield, Michigan  48034


Gentlemen:

         Re:     Chrysler Financial Corporation
                 Registration Statement on Form S-3
                 to register Premier Auto Trusts
                 (the "Registration Statement")

         I am Vice President and General Counsel of Chrysler Financial Corporation, a Michigan corporation, as seller (the "Seller") and Chrysler Credit Corporation, a Delaware corporation, as servicer (the "Servicer") in connection with the above-captioned Registration Statement, filed by the Seller with the Securities and Exchange Commission in connection with the registration by the Seller of Asset Backed Notes (the "Notes") and Asset Backed Certificates (the "Certificates") in an aggregate principal amount of $11,156,250,000. As described in the Registration Statement, the Notes and/or the Certificates will be issued from time to time in series, with each series to be issued by a trust (each, a "Trust") to be formed by the Seller pursuant to a Trust Agreement (each, a "Trust Agreement") among the Seller, a wholly-owned subsidiary of the Seller, and an Owner Trustee or a Pooling and Servicing Agreement (each a "Pooling and Servicing Agreement") among the Seller, the Servicer and a Trustee. With respect to each series, the Certificates will be issued pursuant to a Trust Agreement or a Pooling and Servicing Agreement, the Notes will be issued pursuant to an Indenture (each, an "Indenture") between the related Trust and an Indenture Trustee. The Notes and/or Certificates will be sold from time to time pursuant to certain underwriting agreements (the "Underwriting Agreements") between the Seller and various underwriters named therein.

         I am admitted to the State Bar of Michigan and I express no opinion as to the laws of any other jurisdiction except the laws of the United States of America and the State of Michigan to the extent specifically referred to herein.
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         I hereby confirm that the statements set forth in the Prospectus forming a part of the Registration Statement under the caption "Certain State Tax Consequences with respect to Trusts for which a Partnership Election is made" accurately describe the material Michigan tax consequences to holders of the Certificates and the Notes.

         I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the captions "Certain State Tax Consequences" and "Legal Opinions" in the Prospectus included in the Registration Statement.

                                                Very truly yours,



                                                /s/ Allan L. Ronquillo
                                                Allan L. Ronquillo
                                                Vice President and
                                                General Counsel

/mr










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